As filed with the Securities and Exchange Commission on October __, 2001
                                                       Registration No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER

                              --------------------

                           THE SECURITIES ACT OF 1933

                              LOG ON AMERICA, INC.
                         (Name of Issuer in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

            (Primary Standard Industrial Classification Code Number)

                                   05-0496586
                      (I.R.S. Employee Identification No.)

                              --------------------

                          One Cookson Place, 6th Floor
                         Providence, Rhode Island 02903
                                 (401) 459-6298
        (Address and telephone number of principal executive offices and principal place of business)

                              --------------------

                            David R. Paolo, President
                              Log On America, Inc.
                          One Cookson Place, 6th Floor
                         Providence, Rhode Island 02903
                                 (401) 459-6298
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                               John H. Shin, Esq.
                     Silverman, Chernis, Shin & Byrne, P.C.
                        381 Park Avenue South, Suite 1601
                            New York, New York 10016
                                 (212) 779-8600

      Approximate date of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("Securities Act"), other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                  Proposed Maximum      Proposed Maximum     Amount of
Title of Each Class of           Amount to be     Offering Price Per    Aggregate Offering   Registration
Securities to be Registered      Registered(1)    Share(2)              Price                Fee
==========================================================================================================
Common Stock                      3,003,271           $0.25                $750,817.75          $187.70
==========================================================================================================
TOTAL                             3,003,271           $0.25                $750,817.75          $187.70
==========================================================================================================

(2) For the purpose of estimating the number of shares of common stock to be included in this registration statement, the registrant included: (i) 1,666,667 shares representing the number of shares of common stock issuable upon the conversion of 7,500 series B preferred stock, determined as if the stock was converted in full on October 18, 2001, without regard to any limitations on conversion at the conversion price of $4.50 based on dividing the stated value of $1,000 by the conversion price; (ii) 300,000 shares representing the number of shares of common stock issuable upon the exercise of stock purchase warrant, determined as if the warrant was exercised in full on October 18, 2001; and (iii) 1,036,604 shares of common stock previously issued. Pursuant to rule 416 of the Securities Act, this registration statement also covers such indeterminable additional shares as may become issuable as a result of any future stock splits, stock dividends or similar transactions. The registration statement does not cover an indeterminate number of shares due to adjustments to the conversion prices.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, based on the average of the high and low prices of Log On America, Inc., common stock as reported on the Nasdaq National Market on October 18, 2001.

      The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on a date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                              LOG ON AMERICA, INC.

      Our selling stockholders, or their transferees, pledgees, donees or successors are selling up to 3,003,271 shares of Log On America, Inc., common stock issuable to them upon the conversion of series B preferred stock and the exercise of a common stock warrant and the issuance of common stock in certain private transactions.

      We are not selling any of the shares of our common stock under this prospectus and we will not receive any of the proceeds from the sales by the selling stockholders.

      The selling stockholders may sell the shares of our common stock they are offering in a number of different ways and at varying prices. We provide more information about the selling stockholders and how they may sell their shares in the section titled, "Plan of Distribution."

================================================================================

      Please see the risk factors beginning on page 8 to read about certain factors you should consider before buying shares of our common stock.

================================================================================

      Our common stock is listed on the Nasdaq National Market under the symbol, LOAX. On October 18, 2001, the closing sale price of a share of our common stock, as reported on the Nasdaq National Market, was $0.25.

      The mailing address of our principal executive offices is One Cookson Place, 6th Floor Providence, Rhode Island 02903, and the telephone number is
(401) 459-6298.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is _______, __, 2001

                Where you can find more information about Log On

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference room in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available at the Commission's web site, http://www.sec.gov.

      The terms of the series B preferred stock are only briefly summarized in this prospectus. Shareholders may obtain further information concerning the rights, preferences and terms of the series B preferred stock in more detail by reviewing the exhibits attached to this registration statement.

                               Prospectus Summary

      Because this is a summary, it may not contain all information that may be important to you. You should read this entire prospectus, including the information incorporated by reference and the financial data and related notes, before making an investment decision. When used in this prospectus, the terms "we," "our" and "us" refer to Log On American, Inc., and not to the selling stockholders.

                              Log On America, Inc.

Log On America is a solutions-centric Integrated Network Services Provider ("INSP"), offering digital IP transport and integrated network solutions to individuals and businesses throughout New England. Our core products include IT/Telecom/PBX managed services, high-speed Internet access, web and data hosting, office productivity and security management application services, local and long distance dial-tone and call management features utilizing a wide range of system integration, broadband access, ASP technologies and partnerships.

We have determined that the traditional competitive local exchange carrier / direct local exchange carrier service delivery models do not adequately serve a large portion of the growing communications marketplace in a cost effective manner. We also have recognized that traditional communications products do not fulfill the competitive business requirements of many of the fastest growing business segments. Some of these segments have not been addressed nor identified by the existing service providers. Two of the market segments, which will be addressed by our highly leveraged, fully integrated end-to-end solutions based business and management model will be the small to medium size business solution market ("SMB markets") and the small office/home office market ("SOHO markets").

We have initiated penetrating target markets with assets that we already possess, and we intend to build our delivery platform and our sales teams to target the higher-end small to medium size business solution markets. Using this approach, we should begin to reduce our EBITDA losses at an accelerated pace, establish incumbency in the local targeted markets, precisely build-out our infrastructure, strategically utilize capital and operations funding, and position ourselves as the smart solutions-based delivery provider.

Nasdaq Hearing.

      On May 3, 2001, we received a Nasdaq Staff determination indicating that we failed to comply with certain requirements for continued listing on the Nasdaq National Market. Specifically, the Nasdaq Staff notified us that we had failed to maintain the $1 minimum bid price per share, as required for continued listing on the Nasdaq National Market under Nasdaq Maketplace Rule 4450(a)(5). On August 9, 2001, we were granted a formal oral hearing before a panel authorized by The Nasdaq Stock Market.

On August 29, 2001, prior to our formal hearing, we received an additional Nasdaq Staff determination indicating that we currently did not comply with the tangible assets/shareholders' equity/market capitalization/total assets and total revenue requirement as set forth in Nasdaq Marketplace Rules 4450(a)(03) and 4450(b)(01). The request for a formal hearing stays the delisting of the company's securities pending the panel's decision. The hearing was held on September 28, 2001. The panel's decision should be rendered within the next several weeks. We intend to maintain our common stock on the Nasdaq National Market. Should Nasdaq delist our common stock from the National Market we will attempt to have our common stock listed on Nasdaq Small Cap Market. Should we be unable to have our common stock listed on the Nasdaq Small Cap Market, we will attempt to have our common stock listed on the OTC Bulletin Board.

Series B Convertible Preferred.

In August 2001, we settled our lawsuits against Credit Suisse First Boston Corporation ("CSFB") and Marshall Capital Management Inc. ("Marshall"), the holder of one half of our series A preferred stock. Pursuant to the terms of the settlement, CSFB paid us $3,250,000 and Marshall exchanged its series A preferred stock and warrants for 297,102 shares of common stock for a new series B convertible preferred stock with a face value of $7,500,000, which shares underlying the series B preferred stock are made a part of this registration statement.

The series B preferred stock is convertible into our common stock at a fixed conversion rate of $4.50 per share for a total of 1,666,667 common shares. We will continue our pending lawsuit against the two remaining holders of our series A preferred stock.

Warrant

In October 2001, we issued a common stock purchase warrant to Kenneth M. Cornell, our Treasurer and a member of our board of directors and our former chief financial officer, for 300,000 shares of our common stock. The warrant is exercisable at an exercise price of $.50 per share. The shares underlying the warrant are made a part of this registration statement.

                                  Risk Factors

      You should carefully consider the following factors and other information in this prospectus before deciding to invest in shares of our common stock. This prospectus contains forward-looking statements which can be identified by the use of words such as "intend," "anticipate," "believe," "estimate," "project," or "expect" or other similar statements. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other "forward-looking" information. When considering these statements, you should keep in mind the risk factors described below and other cautionary statements in this prospectus. The risk factors described below and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

We have incurred net losses since our inception and anticipate continuing losses.

To date, we have had limited revenues and have not shown a profit in our operations. As of June 30, 2001, our accumulated deficit was approximately $49,405,613. Although we intend to expand our marketing of products and services, we may not be able to achieve these objectives or, if these objectives are achieved, we may never be profitable. If profitability is achieved, we may not be able to sustain it. We cannot predict when, or if, profitability might be achieved.

We have a short operating history upon which you can judge our prospects.

We commenced our business in 1992 but did not produce significant revenues until 1996, therefore, we have a limited operating history upon which you can evaluate our business and prospects. Our historical data is of limited value in projecting future operating results. You must consider our business in light of the risks, expenses and problems frequently encountered by companies with limited operating histories.

We require substantial funds and may need to raise additional capital in the future.

As a result of significant capital outlays our existing capital resources may not be sufficient to fund our operating deficits through 2001. As a result, we may require additional funding through commercial bank borrowings, equipment financing or the private or public sale of equity or debt securities. If any future financing involves the sale of our equity securities, the shares of our common stock held by our shareholders would be substantially diluted. If we incur indebtedness or otherwise issue debt securities, we will be subject to risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that we may not be able to pay principal and interest on the indebtedness.

Failure to raise additional financing or funding may have a material impact on our operations.

We may be unsuccessful in raising additional financing or funding may not be available or made available on commercially reasonable terms. If we fail to raise sufficient funds, we may need to modify, delay or abandon some of the planned future expansion or expenditures, which could have a material adverse effect on the business, prospects, financial condition and results of operations, including, possibly requiring us to curtail or cease operations.

We have not honored requests for conversion of our series A preferred stock, which could subject us to substantial and additional penalties for failing to do so.

We have not honored requests for conversion of our series A preferred stock nor registered the common stock issuable upon the conversion of the series A preferred stock. In response, the holders of the series A preferred stock demanded that we redeem the series A preferred stock.

The holders of our series A preferred stock asserted that they are entitled to redemption of their preferred stock under our certificate of designations, preferences and rights of series A preferred stock by reason of the our public announcement that we will not honor conversion requests and of the failure by us to have our shares of common stock underlying the series A preferred stock and their related warrants registered under Securities Act of 1933. We have refused to honor the redemption requests upon the basis set forth in our action against the series A preferred holders. The holders of our presently outstanding series A preferred stock have requested an aggregate redemption amount of $10.8 million.

If the holders of our series A preferred stock are successful in defending the pending actions, the holders could convert our series A preferred stock into common stock or compel us to redeem the series A preferred stock. If the holders of the series A preferred stock were to convert their preferred stock into common stock and sell such shares of common stock into the market, such sales could have a negative effect on the market price of our common stock and will dilute your holdings in our common stock. Dilution or the potential for dilution could also materially impair our ability to raise capital through the future sale of equity securities and have a material adverse effect on our financial condition. Moreover, we may not be in a position to redeem the series A preferred stock and could be subject to substantial and additional penalties for failing to do so.

Risks relating to the conversion of our Series A preferred stock could result in a substantial number of additional shares being issued if the market price of our common stock declines.

Each share of our series A preferred stock, is convertible into a number of shares of common stock equal to the quotient of $1,000 plus (.08)(N/365)($1,000) where N is equal to the number of days from the issuance of such series A stock through and including the date of conversion divided by (ii) the applicable conversion price, which price is equal to the lower of (i) 90% of the lowest closing bid price of the common stock during the three consecutive trading days ending on and including the date of the conversion or (ii) during the first 182 days after the issuance, $24.62 and (y) anytime after the first 182 days after the issuance of the series A preferred stock, the lower of the amount in the immediately preceding clause (x) or 120% of the average closing bid prices of the common stock during the ten consecutive trading days immediately preceding the date which is 182 days after the issuance of the series A preferred stock.

As a result, the lower the price of our common stock at the time a holder of our series A preferred stock converts, the greater the number of shares of common stock the holder will receive. To the extent the series A preferred stock is converted, a significant number of additional shares of common stock may be sold into the market, which could decrease the price of our common stock due to the additional supply of shares relative to demand in the market. In that case, we could be required to issue an increasingly greater number of shares of our common stock upon future conversions of the series A preferred stock, sales of which could further depress the price of our common stock. If the sale of a large amount of shares of our common stock upon conversion of the series A preferred stock results in a decline in the price of our common stock, this event could encourage short sales of our common stock. Short sales could place further downward pressure on the price of our common stock. The conversion of the series A preferred stock may result in substantial dilution to the interests of other holders of our common stock. Even though a selling stockholder may not convert any portion of the series A preferred stock or their related warrants if doing so will cause it or any of its affiliates to own more than 4.99% of our total outstanding common stock (excluding for purposes of such determination shares of common stock deemed beneficially owned through ownership of unconverted shares of the series A preferred stock or unexercised related warrants), this restriction does not prevent a selling stockholder from selling a substantial number of shares in the market. By periodically selling shares into the market, an individual selling stockholder could eventually sell more than 4.99% of our outstanding common stock while never holding more than 4.99% at any specific time.

Settlement of one half of our Series A Convertible Preferred for Series B Convertible Preferred.

In August 2001, we settled our lawsuit against Credit Suisse First Boston Corporation ("CSFB") and Marshall Capital Management Inc. ("Marshall"), the holder of one half of our series A preferred stock. CSFB paid us $3,250,000 and Marshall exchanged its series A preferred stock and warrants for 297,102 shares of common stock for a new series B convertible preferred stock with a face value of $7,500,000, which shares underlying the series B preferred stock are made a part of this registration statement. The Series B Preferred Stock is convertible into our common stock at a fixed conversion rate of $4.50 per share for a total of 1,666,667 common shares. We will continue our pending lawsuit against the two remaining holders of our series A preferred stock.

We may issue additional shares, which would reduce your ownership percentage and dilute the value of your shares.

Certain events over which you have no control over could result in the issuance of additional shares of our common stock, which would dilute your ownership percentage in us. We may issue additional shares of common stock or preferred stock to raise additional capital or finance acquisitions or upon the exercise or conversion of outstanding options and warrants. As of October 18, 2001, there were outstanding warrants and options to acquire up to approximately 3,110,000 additional shares of common stock at prices ranging from $.28 to $17.23 per share. If exercised, these securities will reduce your percentage ownership of common stock and could dilute the value of your shares. Assuming no exercise of outstanding warrants, options or conversion of our preferred stock, of the 9,832,308 shares of common stock to be outstanding upon completion of this offering, approximately 9,832,308 will be immediately tradeable without restriction under the Securities Act. "Affiliates," as defined in the Securities Act, must always sell their shares in accordance with the terms, including volume limitations, of Rule 144 under the Securities Act.

Conversion of series B preferred stock and sales of common stock by our selling stockholders may depress the price of our common stock and substantially dilute your stock.

If the selling stockholders of our remaining preferred stock and our series B preferred stock, which shares underlying the series B preferred stock are made a part of this registration statement, were to convert all of the shares of series B preferred stock they own, they would acquire 2,303,272 shares of our common stock. If the selling stockholders were to sell these shares of our common stock into the market, such sales could have a negative effect on the market price of our common stock and will dilute your holdings in our common stock. Additionally, dilution or the potential for dilution could materially impair our ability to raise capital through the future sale of equity securities.

Nasdaq listing maintenance requirements.

If the issuance of our preferred stock was in violation of Nasdaq's listing maintenance requirements, or if we otherwise fail to continue to meet Nasdaq's listing maintenance requirements, Nasdaq may delist our common stock.

In late January 1999, Nasdaq released its guidance on "future priced securities" and the necessity of issuers to comply with Nasdaq's listing maintenance requirements in issuing certain securities. We believe that the issuance of our series A and series B preferred stock does not violate these criteria, and that we are in compliance with Nasdaq's listing maintenance criteria. In the event that Nasdaq were to determine that the issuance of our series A or B preferred stock was in violation of the Nasdaq listing maintenance requirements, or if we are otherwise unable to continue to meet Nasdaq's listing maintenance requirements, Nasdaq may delist us. Such delisting could have a material adverse effect on the price of our common stock and on the levels of liquidity currently available to our shareholders. We may not be able to satisfy these requirements on an ongoing basis.

Nasdaq hearing pending on our ability to maintain listing of our common stock on the Nasdaq National Market.

On May 3, 2001, we received a Nasdaq Staff determination indicating that we failed to comply with certain requirements for continued listing on the Nasdaq National Market. Specifically, the Nasdaq Staff notified us that we had failed to maintain the $1 minimum bid price per share, as required for continued listing on the Nasdaq National Market under Nasdaq Maketplace Rule 4450(a)(5). On August 9, 2001, we were granted a formal oral hearing before a panel authorized by The Nasdaq Stock Market. On August 29, 2001, prior to our formal hearing, we received an additional Nasdaq Staff determination indicating that we currently did not comply with the tangible assets/shareholders' equity/market capitalization/total assets and total revenue requirement as set forth in Nasdaq Marketplace Rules 4450(a)(03) and 4450(b)(01). The request for a formal hearing stays the delisting of the company's securities pending the panel's decision. The hearing was held on September 28, 2001. The panel's decision should be rendered within the next several weeks. We intend to maintain our common stock on the Nasdaq National Market. Failure to maintain an active trading market on the Nasdaq National Market by us could negatively affect the price of our securities, as well as affect your ability to sell your shares.

Should Nasdaq delist our common stock from the National Market we will attempt to have our common stock listed on the Nasdaq Small Cap Market. Should we be unable to have our common stock listed on the Nasdaq Small Cap Market, we will attempt to have our common stock listed on OTC Bulletin Board.

We are dependent upon the continued growth in the use of the Internet.

Our future operating results are highly dependent upon the increased use of the Internet by small to medium size business solution market and the small office/home office market consumers for information, publication, distribution and commerce. Critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of use, access, and quality of service, remain unresolved and may impact the growth of Internet use. If widespread commercial use of the Internet does not develop, our business, results of operations and financial condition will be negatively affected.

We  depend  on  the   continued   development   and   reliability   of  Internet
infrastructure.

We depend on the reliability, speed, data capacity, ease of use, accessibility and security of the Internet as well as its continued development and acceptance for commercial use. The success of our services and products depend, in large part, upon the further development of an infrastructure for providing Internet access and services. The infrastructure or complementary services necessary to make the Internet a viable commercial marketplace may not develop, or the Internet may not become a viable commercial marketplace for services and products such as the services that we currently offer. If this happens, our business, results of operations and financial condition will be negatively affected.

We depend on our computer infrastructures and will be adversely affected by any failure or damage to our systems.

Substantially all of our communications and computer hardware is located at our offices in Providence, Rhode Island. Our system is vulnerable to damage from fire, flood, earthquakes, power loss, telecommunications failures, break-ins and similar events. Moreover, we do not presently have a disaster recovery plan, carry any business interruption insurance or have any secondary "off-site" systems or a formal disaster recovery plan. A system failure at our present location would have a major adverse affect on the performance of our services.

Our services are susceptible to disruptive problems.

Despite our implementation of network security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptive problems. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays or cessation in service to users of our services and products. Any of these risks could have a negative effect on our business, results of operations and financial condition.

We may be held liable for online content provided by third parties.

Materials may be downloaded and distributed to others by the on-line or Internet services offered by us or the Internet service providers with which we have a relationship. If this happens, claims may be made against us for defamation, negligence, copyright or trademark infringement, or some other reason. These claims or the imposition of liability may have a negative effect on our business, results of operations and financial condition.

Internet security concerns could hinder e-commerce and the demand for our products and services.

A significant barrier to e-commerce and communications over the Internet has been the need for the secure transmission of confidential information. Although we are not aware of any attempts by programmers or "hackers" to penetrate our network security, these actions could occur in the future. A party who is able to penetrate our network security could misuse our users' personal information or credit card information and users might sue us or bring claims against us. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, particularly as a means of conducting commercial transactions. Security breaches or the inadvertent transmission of computer viruses could expose us to a risk of loss or litigation and possible liability. Our business, results of operations, and financial condition could be negatively effected if contractual provisions attempting to limit our liability in these areas are not successful or enforceable, or if other parties do not accept these contractual provisions as part of our agreements with them.

We need to manage our growth effectively.

Our growth has placed, and will continue to place, a significant strain on our managerial, operational and financial resources. We need to:

o improve our financial and management controls, reporting systems and procedures;

o expand, train and manage our work force for marketing, sales and support, product development, site design, and network and equipment repair and maintenance; and

o manage multiple relationships with various customers, strategic partners and other third parties.

Government regulation could add additional costs to doing business on the Internet.

There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing, and the characteristics and quality of products and services. Any new laws or regulations relating to the Internet could adversely affect our business.

We face significant competition from Internet service providers and others.

We compete with a wide range of service providers for each of the services that we provide. Virtually all markets for voice, high-speed access, and video services are extremely competitive, and we expect competition to intensify in the future. We often face significant competition from larger, better-financed national DSL companies, and cable companies. We compete directly with providers, which have historically dominated their respective local telephone and cable television markets.

Our operations depend on our ability to maintain favorable relationships with third party suppliers.

We depend on third-party suppliers for our access to the Internet through leased telecommunications lines, such as Verizon, MCI Worldcom, Inc./UUNET. Although we believe this access is available from several alternative suppliers, we may not be able to obtain substitute services from other providers at reasonable or comparable prices or in a timely manner. We are also dependent upon the regional telephone operating company, Verizon, to provide installations of circuits and to maintain those circuits. Substantial failure by any of these third parties to perform could negatively affect our business, results of operations, and financial condition.

The loss of the services of our chief executive officer, David R Paolo, could hurt our chances for success.

We are dependent on the continued employment and performance of our executive officers and key employees, particularly of our CEO, David R. Paolo. The loss of Mr. Paolo, or his incapacity to perform his duties, would have a materially negative effect upon our activities and prospects. The loss of the services of any of our key employees or officers could adversely affect on our business.

Our management has substantial control over us and investors in this offering may have no effective voice in our management.

Our directors and executive officers possess substantial control over our operations. This control may allow them to amend corporate filings, elect a majority of our board of directors, and substantially control all matters requiring approval by our shareholders, including approval of significant corporate transactions. Management will also have the ability to delay or prevent a change in our control and to discourage a potential acquirer for us or our securities. If you purchase our common stock, you may have no effective voice in our management.

                 Disclosure Regarding Forward-Looking Statements

      The discussion in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases you can identify these statements by forward-looking words such as "anticipate," "estimate," "project," "intend," and similar expressions which we have used to identify these statements as forward- looking statements. These statements appear throughout this prospectus and are statements regarding our intent, belief, or current expectations, primarily with respect to the operations of Log On American, Inc., or related industry developments. You are cautioned that any such forward-looking statements do not guarantee future performance and involve risks and uncertainties, and that actual results could differ materially from those discussed here, including "Risk Factors," and in the documents incorporated by reference in this prospectus.

                                 Dividend Policy

      We have not paid any cash dividends since its inception and we do not anticipate paying cash dividends in the foreseeable future.

                              Selling Stockholders

      The shares of our common stock offered by this prospectus are the shares issuable upon conversion of our series B preferred stock and upon the exercise of a common stock purchase warrant and certain shares issued to Silverman, Chernis, Shin & Byrne, P.C., Ganfer & Shore, LLP., Kenneth M. Cornell, Raymond
E. Paolo and Charles F. Cleary.

      The following table sets forth the number of shares of our common stock owned by each of our selling stockholders as of the date of this prospectus. The second column lists, (i) for Marshall Capital Management, Inc. the number of shares of common stock, based on its ownership of the series B preferred stock, which would have been issuable to the selling stockholders on October 18, 2001, upon conversion of all of the series B preferred stock; (ii) for Kenneth M. Cornell 345,000 shares of common stock issuable to him upon the exercise of common stock warrants; together with shares of common stock owned by him; (iii) for Raymond R. Paolo 198,333 shares of common stock issuable to him under our employee stock option plan, together with shares of common stock owned by him; (iv) for Charles F. Cleary 141,083 shares of common stock issuable to him under our employee stock option plan, together with shares of common stock owned by him; and (v) for the other selling shareholders, the shares of common stock owned by Silverman, Chernis, Shin & Byrne, P.C. and Ganfer & Shore, LLP. Our calculation of the number of shares of common stock into which a selling stockholder may convert the series B preferred stock in the second column is based on a fixed conversion price for the shares of series B preferred stock of $4.50. The third column lists, for each selling stockholder, each selling stockholder's pro rata portion, based on its ownership of the series B preferred stock, 300,000 shares of common stock issuable upon conversion of the common stock warrant, 133,333 shares of common stock owned by Kenneth M. Cornell, 133,333 shares of common stock owned by Raymond R. Paolo, 133,333 shares of common stock owned by Charles F. Cleary, the 101,039 shares of common stock owned by Silverman, Chernis, Shin & Byrne, P.C. and the 535,566 shares of common stock owned by Ganfer & Shore, LLP.

      We determined the number of shares of common stock to be offered for resale by this prospectus in connection with the series B preferred stock and by agreement with Marshall Capital Management, Inc. For purposes of estimating the number of shares of common stock to be registered for resale by this prospectus, we included (i) 1,666,667 shares, representing the number of shares of common stock issuable upon conversion of the series B preferred stock, without regard to any limitation on conversion, determined as if the series B preferred Stock was converted in full on October 18, 2001 at the conversion price of $4.50; (ii) 300,000 shares, representing the number of shares of common stock issuable upon the exercise of stock purchase warrant, determined as if the warrant was exercised in full on October 18, 2001 at an exercise price of $.50 per share; and (ii) 1,036,604 shares of our common stock owned by Kenneth M. Cornell, Raymond R. Paolo, Charles F. Cleary, Silverman, Chernis, Shin & Byrne, P.C. and Ganfer & Shore, L.LP. The fourth column assumes the sale of all of the shares offered by each selling stockholder.

      Kenneth M. Cornell is our Treasurer and a member of our board of director and is our former Chief Financial Officer. Raymond R. Paolo is our Executive Vice President and Secretary and is a member of our board of directors. Charles
F. Cleary is our Chief Operating Officer and is a member of our board of directors. None of the other selling stockholders has had any position with, held any office of, or had any other material relationship with us.

      The  information is based on  information  provided by or on behalf of the
selling  stockholders  named  under  the  plan  of  distribution,   the  selling
stockholders may offer all, some or none of their shares of our common stock.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Percentage calculations are based upon 9,832,308 shares of our common stock outstanding as of October 18, 2001. We believe, based on information supplied by the selling stockholders, that each of them has sole voting and investment power with respect to all shares of our common stock shown on the table below as beneficially owned by them. Beneficial ownership after the offering assumes that each of the selling stockholders' shall sell all of the shares of our common stock that they may sell using this prospectus.

                                Beneficial
                                Ownership of                    Percentage of
                                Securities      Number of       Securities
                                Prior to        Securities      Owned
                                to Offering     Offered         After Offering
                                -------------   -------         ----------------
Name of Selling                 Common          Common          Common
Stockholder                     Stock           Stock           Stock
---------------                 -------------   -------         ----------------
Marshall
Capital Management, Inc.        1,666,667       1,666,667          -0-

Kenneth M. Cornell                488,333         433,333          0.5%

Raymond R. Paolo                  532,666         133,333          4.0%

Charles F. Cleary                 286,916         133,333          1.5%

Silverman, Chernis,
Shin & Byrne, P.C                 101,039         101,039          -0-

Ganfer & Shore, LLP               535,566         535,566          -0-

                            Description of Securities

      The following section does not purport to be complete and is qualified in all respects by reference to the detailed provisions of our certificate of incorporation and by-laws, as amended, copies of which have been filed with our registration statement of which this prospectus forms a part.

      Our authorized capital stock consists of: (i) 50,000,000 shares of common stock, $.01 par value; and (ii) 15,000,000 shares of preferred stock, 35,000 shares of which are designated as series A convertible preferred, and 7,500 of which are designated as series B convertible preferred. As of October 18, 2001, 9,832,308 shares of common stock were issued and outstanding, 7,500 shares of the series A preferred stock were issued and outstanding, and

7,500 shares of the Series B preferred stock were issued and outstanding. As of this date, there were 114 record holders of our common stock, three record holders of our Series A preferred stock and one record holder of our Series B preferred stock.

Common Stock.

      Shares of our common stock are entitled to one vote per share, either in person or by proxy, on all matters that may be voted upon by the owners of our shares at meetings of our shareholders. There is no provision for cumulative voting with respect to the election of directors by the holders of common stock. Therefore, the holders of more than 50% of our shares of outstanding common stock can, if they choose to do so, elect all of our directors. In this event, the holders of the remaining shares of common stock will not be able to elect any directors.

      The holders of common stock:

o have equal rights to dividends from funds legally available therefore, when and if declared by our board of directors;

o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs subject to preferential rights or preferred stock; and

o do not have preemptive rights, conversion rights, or redemption of sinking fund provisions.

      The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

Our Preferred Stock.

      Under our certificate of incorporation, as amended, our board of directors is authorized, subject to certain limitations prescribed by law, without further stockholder approval, from time to time to issue up to an aggregate of 15,000,000 shares of preferred stock. The preferred stock may be issued in one or more series. Each series may have different rights, preferences and designations and qualifications, limitations and restrictions that may be established by our board of directors without approval from the shareholders.

Series A.

The terms of the series A preferred stock are complex and are only briefly summarized in this prospectus. To obtain further information concerning the rights, preferences and terms of the series A preferred stock, please refer to the full description contained in our reports on Form 8-K and exhibits filed with the Securities Exchange Commission on February 28, 2000 (File No. 000-25761).

Series B.

      Pursuant to the terms of the Exchange Agreement, dated as of August 21, 2001, by and between Log On America, Inc. and Marshall Capital Management, Inc. and certain of the selling stockholders, we issued 7,500 shares of series B preferred stock with a face value of $7,500,000.

Series B Fixed conversion rate.

      Each share of series B preferred stock is convertible into a number of shares of common stock as is determined by dividing the stated value of $1,000 by the conversion price of $4.50.

      The series B preferred stock contain anti-dilution protection which adjusts the conversion rate of the series B preferred stock in the event Log On America's outstanding common stock is subdivided by stock dividend, stock split or otherwise, combined or reclassified by reclassification or otherwise.

Series B Voting rights.

      The series B preferred stock does not have any voting rights except as required by law, provided however, the affirmative vote of the holders of at least two-thirds of the shares of series B preferred stock then outstanding shall be required in order to change the rights and priorities of the series B preferred stock.

Warrant

      The warrant entitles the holder to purchase 300,000 shares of common stock at an exercise price of $.50 per share. The warrant contains anti-dilution protection which adjusts the exercise price and the number of shares of common stock purchasable in the event Log On America's outstanding common stock is subdivided by stock dividend, stock split or otherwise, combined or reclassified by reclassification or otherwise. The warrant does not have any voting rights.

                                 Use of Proceeds

      We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

                              Plan of Distribution

      The shares of our common stock offered by this prospectus may be sold from time to time by the selling stockholders, to purchasers directly by them in one or more transactions at a fixed price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of such securities or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection with such sales.

      Each of the selling stockholders, may from time to time offer shares of our common stock beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling stockholder and the purchasers of the shares for whom they may act as agent. Each of the selling stockholders will be responsible for payment of commissions, concessions and discounts of underwriters, dealers or agents. The aggregate proceeds to the selling stockholders, from the sale of the shares of our common stock offered by them will be the purchase price of such shares less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents, from time to time to reject, in whole or in part, any proposed purchase of shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Alternatively, the selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered from time to time on any exchange on which the securities are listed on terms to be determined at the times of such sales. The selling stockholders may also make private sales directly or through a broker or brokers.

      From time to time, the selling stockholders may transfer, pledge, donate or assign shares of our common stock to lenders or others, and each of such persons will be deemed to be a "selling stockholder" for purposes of this prospectus. The number of shares beneficially owned by a selling stockholder who transfers, pledges, donates or assigns shares of our common stock will decrease as and when they take such actions. The plan of distribution for shares sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders under this prospectus and may sell their shares in the same manner as the selling stockholders.

      A selling stockholder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with such selling stockholder, including in connection with distribution of the shares of our common stock by such broker-dealers. In addition, a selling stockholder may, from time to time, sell short the shares of our common stock, and in such instances, this prospectus may be delivered in connection with such short sales and the shares offered may be used to cover such short sales. The selling stockholders may also enter into option or other transactions with broker-dealers that involve the delivery of the shares of our common stock to the broker-dealers, who may then resell or otherwise transfer such shares. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares as loaned or upon a default may sell or otherwise transfer the pledge shares.

      The selling stockholders and any underwriters, dealers or agents that participate in the distribution of the shares of our common stock offered by this prospectus may be deemed to be underwriters within the meaning of the Securities Act, and any discounts, commissions or concessions received by them and any provided pursuant to the sale of shares by them might be deemed to be underwriting discounts and commissions under the Securities Act.

      In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. There is no assurance that any selling stockholder will sell any or all of the shares of our common stock described in this prospectus, and any selling stockholder may transfer, devise or gift such securities by other means not described in this prospectus.

      If necessary, the specific shares of our common stock to be sold in this prospectus, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. We entered into a registration rights agreement in connection with the private placement of the shares of series B preferred stock which required us to register the underlying shares of our common stock under applicable federal and state securities laws under certain circumstances and at certain times. The agreement provides for cross-indemnification of the selling stockholders and us and respective directors, officers and controlling persons, against certain liabilities in connection with the offer and sale of the shares of our common stock included in this prospectus, including liabilities under the Securities Act, and to contribute to payments the parties may be required to make in respect thereof.

      We will pay substantially all of the expenses incurred by the selling stockholders and us incident to the offering and sale of the shares of our common stock underlying the series B preferred stock, excluding any underwriting discounts or commissions.

                          Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Co., 2 Broadway, New York, New York 10004.

                                  Legal Matters

      The legality of the common stock offered in this prospectus has been passed upon for us by Silverman, Chernis, Shin & Byrne, P.C., 381 Park Avenue South, Suite 1601, New York, New York 10016.

                                     Experts

      The financial statements of Log On America, Inc. incorporated by reference in Log On America, Inc.'s Annual Report (Form 10-KSB) for the year ended December 31, 2000 have been audited by Ernest & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 3 to the financial statements) incorporated by reference therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

                       Documents Incorporated by Reference

      The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 14, or 15(d) of the Securities Exchange Act of 1934, until the selling stockholders, sell all of their shares included in this prospectus.

1. The description of our common stock included in our registration statement on Form 8-A, filed with the Commission on April 13, 1999, and all amendments or reports filed for the purpose of updating such description (File No. 000-25761);

2. Our quarterly report on Form 10-QSB, filed with the Commission on August 20, 2001, for the fiscal quarter ended June 30, 2001;

3. Our quarterly report on Form 10-QSB, filed with the Commission on May 18, 2001 for the fiscal quarter ended March 31, 2001 (File No. 000-25761);

4. Our annual report on Form 10-KSB, filed with the Commission on April 2, 2001, for the fiscal year ended December 31, 2000;

6. Our report on Form 8-K filed with the SEC on June 1, 2001, for the event of June 1, 2001 (File No. 000-25761);

7. Our report on Form 8-K filed with the SEC on January 16, 2001, for the event of January 12, 2001 (File No. 000-25761);

8. Our report on schedule Def. 14A filed on April 2, 2001 for our annual meeting of stockholders held on May 26, 2001;

9. Our registration statement on Form SB-2, filed with the SEC on April 23, 1999, and all amendments or reports filed for the purpose of updating such description (Registration No. 333-70307); and

10. All other reports filed by us with the Commission since December 31, 1999, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

      All documents filed by the us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document or incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. All information in this registration statement is qualified in its entirety by the information and financial statements (including the preferred stock thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

              Disclosure of Commission Position on Indemnification
                         for Securities Act Liabilities

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against these liabilities, other than our payment of expense incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of these issues.

================================================================================

      No dealer, salesman or any other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted. The information contained in this prospectus is current only as of this date

                                TABLE OF CONTENTS

                                                                            Page

Where you can find more
 information about Log On ..................................................  2
Summary ....................................................................  3
Risk Factors ...............................................................  5
Selling Stockholders ....................................................... 13
Description of Securities .................................................. 15
Plan of Distribution ....................................................... 18
Transfer Agent ............................................................. 19
Legal Matters .............................................................. 20
Experts .................................................................... 20
Disclosure of Commission Position .......................................... 21

                              --------------------

================================================================================

================================================================================

3,003,271 SHARES OF
COMMON STOCK

                              LOG ON AMERICA, INC.

                                 _______________

                                   PROSPECTUS
                                 _______________


                              ________, ___, 2001


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      SEC Registration Fee                                     $   187.70
      Printing                                                 $    5,000*
      Legal Fees and Expenses                                  $    7,000
      Accounting Fees and Expenses                             $    4,000*
      Miscellaneous Expenses (including travel
       and promotional expenses)                               $    1,000*
               TOTAL                                           $17,187.70*

      * Estimated

      The Selling Stockholders will not pay any portion of the foregoing expenses of issuance and distribution.

Item 15. Indemnification of Directors and Officers.

      Our certificate of incorporation, as amended, and bylaws, as amended, limit the liability of directors and officers to the maximum extent permitted by Delaware law. We will indemnify any person who was or is a party, or is threatened to be made a party to, an action, suit or proceeding, whether civil, criminal, administrative or investigative, if that person is or was a director, officer, employee or agent of us or serves or served any other enterprise at our request.

      In addition, our certificate of incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damages for breach of the director's fiduciary duty. The certificate does not eliminate or limit the liability of a director for any of the following reasons:

o     breach of the directors' duty of loyalty to us or our stockholders;

o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

o the unlawful payment of a dividend or unlawful stock purchase or redemption; and

o any transaction from which the director derives an improper personal benefit.

      We have purchased directors' and officers' insurance in the amount of $5,000,000. This insurance insures directors against any liability arising out of the director's status as our director, regardless of whether we have the power to indemnify the director against the liability under applicable law.

      We have been advised that it is the position of the Commission that insofar as the indemnification provisions referenced above may be invoked to disclaim liability for damages arising under the Securities Act, these provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

      There is no litigation pending, and neither the registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 16. Exhibits and Financial Statement Schedule

      (a) The following exhibits are filed herewith:

Exhibit
Number                        Description
------                        -----------
3.1* Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, as filed with the Delaware Secretary of State on August 17, 2001.

4.1      Specimen   certificate    representing    registrant's   common   stock
         (incorporated by reference to our registration statement on Form SB-2 (Registration No. 333-70307).

4.2*     Form of warrant to Kenneth M. Cornell, dated as of October 18, 2001.

4.3 Settlement Agreement, dated as of August 14, 2001, among Log On America, Inc., Credit Suisse First Boston Corporation and Marshall Capital Management, Inc., and related exhibits (incorporated by reference to our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001)

5.1*     Opinion and consent of Silverman, Chernis, Shin & Byrne, P.C.

23.1*    Consent of Ernest & Young, LLP

24.1*    Power of Attorney, see signature page.

* Filed herewith with this Form S-3

         Exhibit No.                Description
         -----------                -----------

      b. Financial Statement Schedules.

      All schedules are omitted from this registration statement because they are not required or the required information is included in the consolidated financial statement or the notes thereto.

Item 17. Undertakings.

      (a) Rule 415 Offerings.

      The undersigned issuer hereby undertakes that it will:

            (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                  (iii) Includes any additional or changed material  information on the plan of distribution.

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) Request for acceleration of effective date.

            (1) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such court.

            (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on October 23, 2001.

                                       LOG ON AMERICA, INC.

                                       By: \s\ David R. Paolo
                                           -------------------------------------
                                           David E. Paolo, President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Paolo his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES                          TITLES                        DATE
----------                          ------                        ----

\s\ David R. Paolo
---------------------------
David R. Paolo                President, CEO, and Chairman      October 23, 2001

\s\ Raymond E. Paolo
---------------------------
Raymond E. Paolo              Executive Vice President,         October 23, 2001
                              Secretary, Director

\s\ Kenneth M. Cornell
---------------------------
Kenneth M. Cornell            Treasurer, Director               October 23, 2001

\s\ Charles F. Cleary
---------------------------
Charles F. Cleary             Chief Operating Officer,          October 23, 2001
                              Director

\s\ John Whitesell            Vice President of Finance         October 23, 2001
---------------------------
John Whitesell

\s\ David M. Robert           Director                          October 23, 2001
---------------------------
David M. Robert

\s\ Jerry MacArthur Hultin    Director
---------------------------
Jerry MacArthur Hultin                                          October 23, 2001

                                 EXHIBIT INDEX

Exhibit
Number                        Description
------                        -----------
3.1* Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, as filed with the Delaware Secretary of State on August 17, 2001.

4.1      Specimen   certificate    representing    registrant's   common   stock
         (incorporated by reference to our registration statement on Form SB-2 (Registration No. 333-70307).

4.2*     Form of warrant to Kenneth M. Cornell, dated as of August 22, 2001.

4.3 Settlement Agreement, dated as of August 14, 2001, among Log On America, Inc., Credit Suisse First Boston Corporation and Marshall Capital Management, Inc., and related exhibits (incorporated by reference to our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001)

5.1*     Opinion and consent of Silverman, Chernis, Shin & Byrne, P.C.

23.1*    Consent of Ernest & Young, LLP

24.1*    Power of Attorney, see signature page.

* Filed herewith with this Form S-3